As filed with the Securities and Exchange Commission on March 11, 2025

    Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________
FORM S‑8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________________________________

Adient plc (Exact name of registrant as specified in its charter)
Ireland (State or other jurisdiction of incorporation or organization)	98-1328821 (I.R.S. Employer Identification No.)

3 Dublin Landings, North Wall Quay, Dublin 1, Ireland D01 H104 (Address of principal executive offices)

Adient plc 2021 Omnibus Incentive Plan, As Amended and Restated (Full title of the plan)

Heather M. Tiltmann
Executive Vice President, Chief Legal and Human Resources Officer, and Corporate Secretary
Adient plc
49200 Halyard Drive
Plymouth, Michigan 48170
(734) 254-5000
(Name, address and telephone number, including
area code, of agent for service)
Copy to: Jessica S. Lochmann Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202-5306 (414) 297-5817
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
_________________________________

Explanatory Note

This Registration Statement on Form S-8 is being filed by Adient plc (the “Company” or the “Registrant”) to register 3,331,000 additional ordinary shares of the Company with respect to the Adient plc 2021 Omnibus Incentive Plan, as Amended and Restated Effective as of March 11, 2025 (the “Plan”), which is in addition to the 1,600,000 ordinary shares of the Company previously registered on the Company’s Registration Statement on Form S-8 filed with the U.S. Securities and Exchange Commission on March 9, 2021 (File No. 333-254026) (the “Prior Registration Statement”).

This Registration Statement relates to securities of the same class as those registered under the Prior Registration Statement and is being filed in accordance with General Instruction E to Form S-8 regarding the registration of additional securities under the Plan. Pursuant to such instruction, the contents of the Prior Registration Statement are hereby incorporated by reference in and made part of this Registration Statement, except to the extent supplemented, superseded or modified by the specific information set forth below or the specific exhibits attached hereto. Also pursuant to General Instruction E to Form S-8, the filing fee is being paid only with respect to the 3,331,000 ordinary shares of the Company not previously registered.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description
(4.1)
Memorandum of Association and Amended and Restated Articles of Association of Adient plc (incorporated by reference to Exhibit 3.1 to Adient’s Current Report on Form 8-K filed November 1, 2016) (File No. 001-37757).

(4.2)
Adient plc 2021 Omnibus Incentive Plan, as Amended and Restated effective as of March 11, 2025 (incorporated by reference to Annex A of Adient’s Definitive Proxy Statement on Schedule 14A filed on January 22, 2025 for the Adient plc 2025 annual general meeting of shareholders held March 11, 2025) (File No. 001-37757).

(5)*	Opinion of A&L Goodbody.
(23.1)*	Consent of PricewaterhouseCoopers LLP.
(23.2)*	Consent of A&L Goodbody (contained in Exhibit 5 hereto).
(24)*	Power of Attorney (included on the signature page hereto).
(107)*	Filing Fee Table.

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plymouth, State of Michigan, on March 11, 2025.

ADIENT PLC

By:	/s/ Jerome J. Dorlack
Jerome J. Dorlack
President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and as of March 11, 2025. Each person whose signature appears below constitutes and appoints Jerome J. Dorlack, Heather M. Tiltmann and Mark A. Oswald, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign his or her name as a director of Adient plc to any and all amendments (including post-effective amendments) to this Registration Statement, and any additional registration statement to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Jerome J. Dorlack
Jerome J. Dorlack	President and Chief Executive Officer and a Director
(Principal Executive Officer)

/s/ Mark A. Oswald
Mark A. Oswald	Executive Vice President and Chief Financial Officer
(Principal Financial Officer)
/s/ Gregory S. Smith
Gregory S. Smith	Senior Vice President and Chief Accounting Officer
(Principal Accounting Officer)

Signature	Title

/s/ Julie L. Bushman Julie L. Bushman	Director

/s/ Peter H. Carlin Peter H. Carlin	Director

/s/ Jodi E. Eddy Jodi E. Eddy	Director

/s/ Richard Goodman Richard Goodman	Director

/s/ José M. Gutiérrez José M. Gutiérrez	Director

/s/ Frederick A. Henderson Frederick A. Henderson	Non-Executive Chairman and Director

/s/ Barb J. Samardzich Barb J. Samardzich	Director